Exhibit 99.1

Jupiter Wellness Licenses Patents for the Treatment of Contact Dermatitis.

JUPITER, FL / ACCESSWIRE / June, 17th 2021 / Jupiter Wellness, Inc. (NASDAQ:JUPW), today announced a licensing agreement for two patents covering the use of Aspartame for the treatment of Contact Dermatitis.

The Licensing Agrement signed with the Oklahoma Medical Research Foundation covers the use of two issued patents, US 6,156,795, and US 6,326,400which cover the use of aspartame for the treatment of contact dermatitis. Under the terms of the Agreement, Jupiter Wellness has the worldwide exclusive license to utilize the Patent Rights, Know-How and Material related to N-L-Alpha-Aspartyl-L-Phenylalanine-1-Methyl Ester in order to make, use, distribute, sublicense and sell Licensed Products or Licensed Services. Jupiter Wellness has separately filed an additional patent for the use of a combination of CBD/aspartame for the treatment of a variety of skin conditions including atopic dermatitis (eczema), published as US 20210038513.

“The timely licensing of these patents gives us protection for the use of aspartame in commercial products that treat a range of skin conditions” stated Dr. Glynn Wilson, Chairman and Chief Scientific Officer of Jupiter Wellness. “We will continue to expand our comprehensive patent strategy to protect our consumer and Rx products.”

Jupiter Wellness had previously reported that in a double-blinded, placebo controlled clinical trial, JW-100, a novel topical formulation containing CBD and aspartame, was shown to significantly reduce the ISGA score in 50% of atopic dermatitis patients after only two weeks of use. The Company is currently preparing for a Pre-IND meeting with the FDA.

About Jupiter Wellness
Jupiter Wellness, Inc. (NASDAQ:JUPW) is a leading developer of cannabidiol (CBD) based medical therapeutics and wellness products. The Company’s clinical pipeline of prescription CBD-enhanced skin care therapeutics address indications including eczema, burns, herpes cold sores, and skin cancer. Jupiter generates revenues from a growing line of proprietary over-the-counter skincare products including its flagship CaniSun™ sunscreen and other wellness brands sold through www.cbdcaring.com. For additional information, please visit www.jupiterwellnessinc.com. The Company’s public filings can be found at www.Sec.gov.

Safe Harbor Statement
To the extent any statements contained in this presentation of Jupiter Wellness, Inc. (the “Company”) contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and the information that are based upon beliefs of, and information currently available to, the company’s management as well as estimates and assumptions made by the company’s management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used in this presentation the words “estimate,” “expect,” intend,” believe,” plan,” “anticipate,” “projected” and other words or the negative of these terms and similar expressions as they relate to the company or the company’s management identify forward-looking statements. Such statements reflect the current view of the company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the company’s industry, its operations and results of operations and any businesses that may be acquired by the company. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Investor & Public Relations Contact Info
Phone: 561-244-7100
Email: info@JupiterWellness.com